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                                                                     EXHIBIT 4.3

                            TANISYS TECHNOLOGY INC.

                             1993 Stock Option Plan
                       (As Amended through May 31, 2000)

     1.   Purpose.  This 1993 Stock Option Plan (the "Plan") of Tanisys
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Technology, Inc., a Wyoming corporation (the "Company"), for key employees, directors and consultants of the Company, is intended to advance the best interest of the Company by providing such persons, who have substantial responsibility for its management, success, and growth, with additional incentive and by increasing their proprietary interest in the success of the Company -- thereby encouraging them to remain in its employ or service.

     2.   Administration.  The Plan shall be administered by the Board of
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Directors of the Company (the "Board") or a committee to be appointed by the
Board (such committee or the Board acting as such committee is herein referred to as the "Committee"); and all questions of interpretation and application of the Plan, or of options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Committee shall consist of not less than two members of the Board of Directors. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any questions brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own gross negligence or willful misconduct.

     3.   Option Shares.  The shares subject to the Options and other provisions
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of the Plan shall be shares of the Company's Common Stock, no par value (the
"Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 5,000,000 shares; provided, however, that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares may be treasury shares or authorized but unissued shares. In the event that any outstanding Option granted under the Plan shall expire or terminate, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

     4.   Authority to Grant Options.  The Committee may grant the following
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Options from time to time as it shall from time to time determine:

          (a) "Incentive" Stock Options. The Committee may grant to an eligible person an Option or Options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, so that the Option or Options will be an "incentive stock option" within the meaning of the Internal Revenue Code of 1986 (the "Code").
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          (b) "Nonqualified" Stock Options.  The Committee may grant to an eligible person an Option or Options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, even though such Option or Options would not constitute an "incentive stock option" within the meaning of the Code.

Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock to be covered by any Option shall be as determined by the Committee; provided, however, that no individual may hold options to purchase a number of shares of Common Stock in excess of five percent (5%) of the number of issued and outstanding shares of Common Stock on the date of grant. No tandem Options may be issued, that is, no Option may be granted the exercise of which would affect the exercisability of any other outstanding Option held by the optionee. The Committee shall, at its discretion, be entitled to grant multiple or a series of options to a qualified recipient pursuant to this Plan.

     5.   Eligibility.  The individuals who shall be eligible to participate in
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the Plan shall be the key employees, directors and consultants of the Company, or of any wholly owned subsidiary; provided, however, that no employee of the Company who would be ineligible to receive an incentive stock Option by reason of the provisions of Section 422(b)(6) of the Code (relating to ownership of more than 10% of the total combined voting power of all classes of the Company's stock) shall be eligible to receive an incentive stock Option under the Plan unless it complies with Paragraphs 7 and 8 hereof.

     6.   Grants to Employees and Affiliates.  All key employees, directors and
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consultants of the Company shall be eligible to participate in the Plan and shall be granted Options as determined by unanimous vote or consent of the Committee. In determining the number of shares to be purchasable pursuant to an Option, the Committee shall consider the following factors: an equitable distribution of available Options having regard to the number of employees, directors and consultants, the frequency of optionee turnover, the size of allocations to existing employees, directors and consultants, and the duties and qualifications of the optionee.

     7.   Option Price.  The price at which shares may be purchased pursuant to
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Options shall be set at the discretion of the Committee, but in no event shall be less than fair market value; provided, further, that an individual who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or its subsidiaries shall not be eligible to receive an incentive stock Option unless, on the date such Option is granted, the Option price is at least 110% of the fair market value of a share of Common Stock.

     The term "fair market value" on any day shall mean such amount last determined in good faith by the Board of Directors of the Company or, in absence of a determination by the Board, by the Committee; provided, however, that, if the Common Stock is traded on the NASDAQ quotation system or is listed on an established U.S. stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the Common Stock as reported for that day in The Wall Street Journal listing of composite transactions for such stock
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exchange or exchanges, or if no sale of Common Stock shall have been made on any stock exchange on that day, on the preceding day on which there was a sale of such stock as reported.
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     8.   Duration of Options.  No Option shall be exercisable after the
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expiration of ten years from the date such Option is granted, and the Committee in its discretion may provide that an Option shall be exercisable during such ten-year period or any lesser period of time; provided, however, that an individual who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiaries shall not be eligible to receive an incentive stock Option unless it is not exercisable after the expiration of five years from the date such Option is granted.

     9.   Amount Exercisable.
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          (a) Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, and subject to Paragraph 8 hereof and to such other conditions as the Committee in its discretion may provide. All Options shall vest on an equal basis over a period not less than three years from the date of grant.

          (b) The foregoing provision notwithstanding, an individual may not be granted incentive stock Options so that the aggregate fair market value (determined at the time of grant) of the stock with respect to which incentive stock Options are exercisable for the first time by such individual during any calendar year under all plans of the Company and its parent and subsidiary corporations exceeds $100,000.

          (c) Without limiting the authority of the Committee under Paragraph 9(a), if there is a change in the control of the Company while any Option remains outstanding under the Plan, then the Committee may waive any limitations set forth in or imposed pursuant to Paragraph 9(a) hereof so that any or all Options shall be exercisable in full. For the purposes of the Plan, a "change in control" of the Company shall mean a change in control of a nature that is reportable in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof, provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) that does not own, directly or indirectly, any shares of the Company's capital stock on the date of adoption of this Plan is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof.

     10.  Exercise of Options. Options shall be exercised by the delivery of
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written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised and specifying the address to which the certificates for such shares are to be mailed, together with full payment of the Option price of such shares and such other items as may be required pursuant to Paragraph 13 hereof. "Full payment" shall mean the full exercise price in cash, certified check, bank draft, or postal or express money order payable to the order of the Company. As promptly as practicable after receipt of such written notification and payment, the
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Company shall deliver to the optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the optionee's name; provided, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified pursuant to this Paragraph 10. The delivery of certificates upon the exercise of Options may, in the discretion of the Committee, be conditioned upon payment to the Company by the person exercising such Option of the amount, determined by the Company, of any tax liability resulting from such exercise, including, but not limited to, employment taxes required to be withheld.

     11.  Transferability of Options; Stock Transfer Restrictions.  Options
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shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution and shall be exercisable, during his or her lifetime, only by him or her.

     12.  Termination of Employment or Death of Optionee.  Except as may be
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otherwise expressly provided herein, Options shall terminate on the earlier of the date specified pursuant to Paragraph 8 hereof or no later than thirty (30) days following severance of the employment relationship or termination of affiliation between the Company and the optionee for any reason, for or without cause, other than death or disability. Whether authorized leave of absence or absence on military or government service constitute severance of the employment relationship or termination of affiliation between the Company and the optionee shall be determined by the Committee at the time thereof. In the event of termination because of the death or disability of the holder of an Option before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such death. In the event of such termination, the optionee shall have the right, prior to the termination of such Option, to exercise the Option to the extent to which he or she was entitled to exercise such Option immediately prior to such severance of the employment relationship or termination of affiliation. After the death of the optionee, his or her executors, administrators, or any person or persons to whom his or her Option may be transferred, by will or by the laws of descent and distribution, shall have the right at any time prior to such termination to exercise the Option, in whole or in part (without regard to any limitations set forth in or imposed pursuant to Paragraph 9(a) hereof). In the event that the Committee grants an Option designating it as an incentive stock Option, and the optionee's employment status changes, but such person continues as a director or consultant of the Company, then the Company in its discretion may, upon request of the optionee, elect that the Option previously granted shall continue in full force and effect as a nonqualified stock Option. In the event that the Committee grants an Option designating it as a nonqualified stock Option, and the person's status with the Company or its subsidiary corporations changes, but such person continues as a key employee, director or consultant of the Company, then the Option previously granted shall continue in full force and effect, unless the Committee in its discretion may elect to terminate or modify the Option. The Committee shall be permitted, in its discretion, to grant to any employee an Option which is an incentive stock Option or a nonqualified stock Option with a provision that the Option shall continue in full force and effect as a non-qualified stock Option if the person's status with the Company or its subsidiary changes, but such person continues as a director or consultant of the Company. For the purpose of determining the employment relationship between the Company and the optionee, employment by a wholly owned subsidiary shall be considered employment by the Company.
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     13.  Requirements of Law.
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          (a) The Company shall not be required to sell or issue any shares pursuant to any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. If a registration statement under the Securities Act of 1933 and any applicable state securities or Blue Sky laws (the "Securities Laws") is not in effect with respect to the shares of Common Stock issuable pursuant to any Option, the Company may require the optionee to make certain representations and may require an opinion of counsel satisfactory to the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding, and conclusive.

          (b) Upon exercise of any Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Laws or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding, and conclusive.

          (c) In the event the shares issuable upon exercise of an Option are not registered under the Securities Laws, the Company may imprint the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with the Securities Laws:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144, IN THE ABSENCE OF EFFECTIVE REGISTRATION UNDER THE 1933 ACT OR OTHER COMPLIANCE UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

     Such legend shall not be required if the shares issued upon exercise of an Option are not subject to the Securities Laws.

          (d) The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Laws, and in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order
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     to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     14.  No Rights as Stockholder.  No optionee shall have rights as a
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stockholder with respect to shares covered by his or her Option until the date of issuance of a stock certificate for such shares; no adjustment for dividends (other than stock dividends under Paragraph 16) or otherwise shall be made if the record date therefor is prior to the date of issuance of such certificate.

     15.  Employment Obligations.  The granting of any Option shall not impose
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upon the Company any obligation to employ or continue to employ any optionee, and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option has been granted to him or her.

     16.  Changes in the Company's Capital Structure.  The existence of
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outstanding Options shall not affect in any way the right or power of the
Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

     If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services, or property, then: (i) in the event of an increase in the number of shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; (ii) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately reduced, and the cash consideration payable per share shall be proportionately increased; and (iii) the number of shares then available for Options hereunder shall be proportionately increased or decreased, as the case may be.

     After a merger of one or more corporations into the Company, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger if, immediately prior to such merger, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or where the Company will
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be a wholly owned subsidiary of another corporation, or if the Company sells or otherwise disposes of all or substantially all of its property or assets to another corporation while unexercised Options remain outstanding under the Plan, then: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation, or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, the number and class of shares of such stock, other securities, cash, and other property or rights as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, or sale and to which he or she would have been entitled if, immediately prior to such merger, consolidation, or sale, he or she had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised; and (ii) all outstanding Options may be canceled by the Board of Directors of the Company as of the effective date of any such merger, consolidation, or sale, provided that (x) written notice of such cancellation is given to each holder of an Option not later than 30 days prior to such effective date and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 9(a) hereof) during the said 30-day period preceding the effective date of such merger, consolidation, or sale.

     No adjustment provided for in this Paragraph 16 shall be made if such adjustment would result in a modification of any incentive stock Option or cause such incentive stock Option to fail to qualify as an "incentive stock option" under the Code.

     Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

     17.  Substitute Options.  Incentive stock Options may be granted under this
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Plan from time to time in substitution for incentive stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of substantially all the assets of the employing corporation, or the acquisition by the Company of the issued and outstanding stock of the employing corporation as the result of which it becomes a wholly owned subsidiary of the Company. The terms and conditions of the substitute incentive stock Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentive stock options in substitution for which they are granted, but no such variation shall be such as to affect the status of any such substitute Option as an "incentive stock option" under the Code.

     18.  Amendment or Termination of Plan.  The Board of Directors may modify,
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revise, or terminate this Plan at any time and from time to time; provided, however, that without the further approval both of the holders of at least a majority of the outstanding shares of Common

Stock and of a majority of the outstanding shares of Common Stock held by the disinterested shareholders of the Company (as defined by the VSE), the Board may not: (i) increase the aggregate number of shares which may be issued under Options and pursuant to the provisions of the Plan; (ii) reduce the Option price at which an incentive stock Option may be granted to an amount less than the fair market value per share at the time such Option is granted; (iii) change the class of employees eligible to receive Options; (iv) materially modify the requirements as to affiliate eligibility for participation in the Plan; (v) materially increase the benefits accruing to participants under the Plan; or
(vi) effect an amendment that would cause incentive stock Options issued pursuant to the Plan to fail to meet the requirements of "incentive stock options" as defined in Section 422 of the Code; provided, however, that the Board shall have the power to make such changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any incentive stock Options granted pursuant to the Plan to continue to qualify as "incentive stock options" under the Code and the regulations which may be issued thereunder as in existence from time to time.

     19.  Written Agreement.  Each Option granted hereunder shall be embodied in
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a written option agreement that shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the Chairman of the Board, the President or any Vice President of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

     20.  Indemnification of Committee.  The Company shall indemnify each
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present and future member of the Committee against, and each member of the
Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him or her in connection with or arising out of any action, suit, or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Committee or (ii) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit, or proceeding, he or she shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.

     21.  Effective Date of Plan.  The Plan shall become effective and shall be
          ----------------------
deemed to have been adopted October 25, 1993 if, within one year of that date, it shall have been approved by the holders of at least a majority of the outstanding Common Stock. No Option shall be granted pursuant to the Plan after October 24, 2003.